UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [X]

Check the appropriate box:

[ ] Preliminary proxy statement
[ ] Confidential, For Use of the Commission Only
    (as permitted by Rule 14a-6(e)2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[X] Soliciting Material Pursuant to ss.240.14a-12

                              NYMEX HOLDINGS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                816 PARTNERS LLC
--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if Other Than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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        pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the
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


816 Partners LLC is conducting a survey of NYMEX shareholders. The cover letter and survey set forth below are being filed pursuant to Rule 14a-12 under the Securities Exchange Act of 1934 because it may be deemed to be soliciting material relating to NYMEX's solicitation with respect to the proposed transaction with General Atlantic LLC. 816 Partners does not hereby concede that the cover letter or the survey constitutes proxy soliciting material.

Dear Shareholders and NYMEX Affiliates:

These are exciting times for the exchange. The anticipation of a successful future for NYMEX weighs on the decisions we and the board will soon make. With the flurry of critical news stories about GA and other offers and the differences of opinion between the board and concerned shareholders, it has become difficult to gauge the views of everyday shareholders. This is why we are conducting this survey.

In an unbiased way, we are trying to collect perspectives about the direction of NYMEX to provide feedback to shareholders, board members and others concerned with the exchange's future. Among the survey's topics are questions related to equity partners, IPOs, open outcry trading, corporate governance, creativity and innovation. Within the survey are links to sources for more information.

To ensure anonymity and confidentiality, there are no identifying labels in your survey and no category with fewer than 10 responses will be reported. As such, the administrators of this survey do not know who responded to the survey nor how they answered the questions, unless you complete the "optional" part of the survey asking you for your name and email address. If you would like additional information, please contact Sherry Zabel at (732) 530-4434 or via email at sherry.zabel@816partners.com.

Updated results will be posted every few days at http://www.816partners.com and final results will be posted in early January.

Please complete your survey as soon as possible.

Thank you,
Ted Andreasian

SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND/OR CONSENT SOLICITATION STATEMENT RELATING TO THE SOLICITATION OF PROXIES OR WRITTEN CONSENTS BY 816 PARTNERS LLC AND CERTAIN OF ITS AFFILIATES FROM THE STOCKHOLDERS OF NYMEX HOLDINGS, INC. FOR USE IN CONNECTION WITH A SPECIAL MEETING OF STOCKHOLDERS OR ACTION BY WRITTEN CONSENT OF STOCKHOLDERS IN LIEU OF A MEETING WHEN AND IF SUCH SOLICITATION MATERIALS BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN ANY SUCH SOLICITATION. WHEN AND IF COMPLETED, A DEFINITIVE PROXY OR CONSENT SOLICITATION STATEMENT AND A FORM OF PROXY OR WRITTEN CONSENT WILL BE MAILED TO STOCKHOLDERS OF NYMEX HOLDINGS, INC. AND WILL BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT HTTP://WWW.SEC.GOV. INFORMATION RELATING TO THE POTENTIAL PARTICIPANTS IN A POTENTIAL PROXY OR CONSENT SOLICITATION IS CONTAINED IN EXHIBIT 1 TO THE
SCHEDULE 14A FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BY 816 PARTNERS LLC ON DECEMBER 30, 2005.

NYMEX Survey


I. General Questions

1.   Are you:

    [ ] A Floor trader/broker
    [ ] An equity owner
    [ ] An FCM/institutional member
    [ ] A lessee
    [ ] Other (e.g., non-member market participant, industry professional, etc.)

2.   Do you vote the seat?

    [ ] Yes
    [ ] No

3.   How long have you been a member of NYMEX?

    [ ] 1-3 Years
    [ ] 3-5 Years
    [ ] 5-7 Years
    [ ] 7-10 Years
    [ ] More than 10 Years
    [ ] I am not a NYMEX member


II. Personal Priorities

4. On a scale of 1 to 5, where 1 is "Not Important at All" and 5 is "Very Important," how important to you are the following?

                                         =======================================
                                         Not Important              Very
                                            at All                Important
                                         ======= ======= ======= ======= =======
                                            1       2       3       4       5
                                         ======= ======= ======= ======= =======
a. Cash out a percentage of my equity      [ ]     [ ]     [ ]     [ ]     [ ]
                                         ======= ======= ======= ======= =======
b. Maintain seat lease income              [ ]     [ ]     [ ]     [ ]     [ ]
                                         ======= ======= ======= ======= =======
c. Create liquidity for my seat with
   an IPO                                  [ ]     [ ]     [ ]     [ ]     [ ]
                                         ======= ======= ======= ======= =======
d. Preserve open outcry trading            [ ]     [ ]     [ ]     [ ]     [ ]
                                         ======= ======= ======= ======= =======
e. Introduce side-by-side open
   outcry/electronic trading               [ ]     [ ]     [ ]     [ ]     [ ]
                                         ======= ======= ======= ======= =======
f. Find ways to reduce seat lease rates    [ ]     [ ]     [ ]     [ ]     [ ]
                                         ======= ======= ======= ======= =======
g. Improve exchange management and
   governance                              [ ]     [ ]     [ ]     [ ]     [ ]
                                         ======= ======= ======= ======= =======
h. Improve NYMEX's technological
   capability                              [ ]     [ ]     [ ]     [ ]     [ ]
                                         ======= ======= ======= ======= =======


4a. If cashing out your equity is important to you, what percentage of your equity do you want to sell?

     [ ] 5% - 10%
     [ ] 11% - 20%
     [ ] 21% - 30%
     [ ] 31% - 40%
     [ ] 41% - 50%
     [ ] More than 50%

4b. If maintaining your seat lease income is important to you, what is an acceptable minimum range?

     [ ] $5000 - $7500
     [ ] $7501 - $10,000
     [ ] $10,001 - $12,500
     [ ] $12,501 - $15,000
     [ ] $15,001 - $17,500
     [ ] More than $17,501

4c. If creating liquidity for your seat with an IPO is important to you, how soon do you want this to happen?

     [ ] As soon as possible
     [ ] Within six to twelve months
     [ ] Within twelve to eighteen months
     [ ] Within two years
     [ ] I am willing to wait longer than two years for NYMEX to issue an IPO

4d. If preserving open outcry trading is important to you, for how long should it be preserved?

     [ ] One to two years
     [ ] Two to four years
     [ ] Four to six years
     [ ] Six to eight years
     [ ] Eight to ten years
     [ ] Indefinitely

4e. If introducing side-by-side trading is important to you, how soon should it be introduced?

     [ ] As soon as possible
     [ ] Within six to twelve months
     [ ] Within twelve to eighteen months
     [ ] Within two years
     [ ] I am willing to wait longer than two years for side-by-side trading

4f. If finding ways to reduce seat lease rates is important to you, what suggestions do you have for doing so?

     _____________________________________________________________________

     _____________________________________________________________________

4g. If improving exchange management and governance are important to you, what suggestions would you make?
     _____________________________________________________________________

     _____________________________________________________________________

4h. If improving NYMEX's technological capability is important to you, in which areas would you recommend?
     _____________________________________________________________________

     _____________________________________________________________________

III. Strategic Direction and Corporate Governance. For background information, please visit 816 Partners [http://www.816partners.com/] or NYMEX [http://www.nymex.com/index.aspx]. View the GA Terms of Agreement [http://andreasians.com/Files/ga%20files/GA/Terms%20of%20the%20GA%20agreement.
pdf] (pdf 11 pages) or the Stock Purchase Agreement [http://andreasians.com/Files/ga%20files/GA/appendix%20d.pdf] (pdf 38 pages). Read the 12/22/05 Letter from Mitchell Steinhouse [http://www.nymex.com/notice_to_member.aspx?id=ntm588&archive=2005] about the change in terms and the Views of John Lothian [http://www.816partners.com/phpBB/viewtopic.php?t=36] on a NYMEX agreement with the Chicago Mercantile Exchange (permission to use the Letter or the View has not been sought or obtained). All links open new windows

5. On a scale of 1 to 5, where 1 is "Not Important at All" and 5 is "Very Important," how important are the following for NYMEX to move forward?


                                         =======================================
                                         Not Important               Very
                                            at All                 Important
                                         ======= ======= ======= ======= =======
                                            1       2       3       4       5
                                         ======= ======= ======= ======= =======
Partnering with any other exchange         [ ]     [ ]     [ ]     [ ]     [ ]
                                         ======= ======= ======= ======= =======
Partnering with the Chicago Mercantile
Exchange (CME)                             [ ]     [ ]     [ ]     [ ]     [ ]
                                         ======= ======= ======= ======= =======
Taking on an equity partner                [ ]     [ ]     [ ]     [ ]     [ ]
                                         ======= ======= ======= ======= =======
Distributing to members the definitive
proxy materials for the General Atlantic
proposal                                   [ ]     [ ]     [ ]     [ ]     [ ]
                                         ======= ======= ======= ======= =======
Approving the sale of 10% percent of the
exchange to General Atlantic               [ ]     [ ]     [ ]     [ ]     [ ]
                                         ======= ======= ======= ======= =======


VIEW A SPREADSHEET
[http://andreasians.com/Files/NYMEX%20values%20with%20chart%20final.xls] OR
CHART [http://andreasians.com/Files/NYMEX%20values%20chart%20only.xls] OF NYMEX VALUES USING P/E RATIOS OF CURRENTLY TRADED EXCHANGES.

6.   Do you feel that $135 million is a fair price for 10% of NYMEX?

     [ ] Yes
     [ ] No

6a. If you answered "No" to question 6, what approximate price would you realistically consider fair?

     [ ] $150 million
     [ ] $175 million
     [ ] $200 million
     [ ] $225 million
     [ ] $250 million
     [ ] More than $250 million

7. Given what you know, please rate the following on a scale of 1 to 5, where 1 is "Strongly Disagree" and 5 is "Strongly Agree."

                                         =======================================
                                          Strongly                   Strongly
                                          Disagree                    Agree
                                        ======= ======= ======= ======= =======
                                            1       2       3       4       5
                                         ======= ======= ======= ======= =======
NYMEX should sell a 10% stake to
General Atlantic for $135 million          [ ]     [ ]     [ ]     [ ]     [ ]
                                         ======= ======= ======= ======= =======
NYMEX should partner with General
Atlantic, but increase the sale price
for 10% above $135 million                 [ ]     [ ]     [ ]     [ ]     [ ]
                                         ======= ======= ======= ======= =======
NYMEX needs an equity partner, but
the board should re-open the bidding
process and let other companies perform
due diligence                              [ ]     [ ]     [ ]     [ ]     [ ]
                                         ======= ======= ======= ======= =======
NYMEX should position itself better in
the marketplace before issuing an IPO      [ ]     [ ]     [ ]     [ ]     [ ]
                                         ======= ======= ======= ======= =======
NYMEX should find a CEO to run NYMEX
like a Fortune 500 company before
issuing an IPO                             [ ]     [ ]     [ ]     [ ]     [ ]
                                         ======= ======= ======= ======= =======
NYMEX should pursue another strategy       [ ]     [ ]     [ ]     [ ]     [ ]
                                         ======= ======= ======= ======= =======


7a. Please elaborate on your responses to question 7:

     _____________________________________________________________________

     _____________________________________________________________________

8. Given what you know about the GA agreement, please rate the following on a scale of 1 to 5, where 1 is "Strongly Disagree" and 5 is "Strongly Agree."


                                         =======================================
                                          Strongly                   Strongly
                                          Disagree                    Agree
                                         ======= ======= ======= ======= =======
                                            1       2       3       4       5
                                         ======= ======= ======= ======= =======
GA said they expect a 25% return on
investment. GA profit at the time of
IPO should be capped.                      [ ]     [ ]     [ ]     [ ]     [ ]
                                         ======= ======= ======= ======= =======
NYMEX leaders communicate the goals
and priorities of the exchange             [ ]     [ ]     [ ]     [ ]     [ ]
                                         ======= ======= ======= ======= =======
NYMEX leaders cooperate with members
to advance exchange objectives             [ ]     [ ]     [ ]     [ ]     [ ]
                                         ======= ======= ======= ======= =======
NYMEX leaders maintain high standards
of honesty and integrity                   [ ]     [ ]     [ ]     [ ]     [ ]
                                         ======= ======= ======= ======= =======
The NYMEX board should be reduced as
soon as possible                           [ ]     [ ]     [ ]     [ ]     [ ]
                                         ======= ======= ======= ======= =======
Elections should be held immediately
for a new reduced board                    [ ]     [ ]     [ ]     [ ]     [ ]
                                         ======= ======= ======= ======= =======
NYMEX should hire an outside CEO           [ ]     [ ]     [ ]     [ ]     [ ]
                                         ======= ======= ======= ======= =======


9. On a scale of 1 to 5, where 1 is "Not Satisfied at All" and 5 is "Very Satisfied," how satisfied are you with:


                                         =======================================
                                         Not Satisfied               Very
                                            at All                 Satisfied
                                         ======= ======= ======= ======= =======
                                            1       2       3       4       5
                                         ======= ======= ======= ======= =======
The information you receive from
NYMEX leadership                           [ ]     [ ]     [ ]     [ ]     [ ]
                                         ======= ======= ======= ======= =======
The policies and practices of NYMEX
leadership                                 [ ]     [ ]     [ ]     [ ]     [ ]
                                         ======= ======= ======= ======= =======
The strategic direction of NYMEX           [ ]     [ ]     [ ]     [ ]     [ ]
                                         ======= ======= ======= ======= =======
NYMEX corporate oversight                  [ ]     [ ]     [ ]     [ ]     [ ]
                                         ======= ======= ======= ======= =======
NYMEX executive compensation               [ ]     [ ]     [ ]     [ ]     [ ]
                                         ======= ======= ======= ======= =======
The relationship of executive bonuses
to exchange performance                    [ ]     [ ]     [ ]     [ ]     [ ]
                                         ======= ======= ======= ======= =======


9a.  Please elaborate on any item(s) in question 9:

     _____________________________________________________________________

     _____________________________________________________________________


IV. Creativity and Innovation

10. On a scale of 1 to 5, where 1 is "Strongly Disagree" and 5 is "Strongly Agree," how much do you agree with the following:


                                         =======================================
                                          Strongly                   Strongly
                                          Disagree                    Agree
                                         ======= ======= ======= ======= =======
                                            1       2       3       4       5
                                         ======= ======= ======= ======= =======
NYMEX follows up on member suggestions
for improvements in products, services,
and work processes.                        [ ]     [ ]     [ ]     [ ]     [ ]
                                         ======= ======= ======= ======= =======
NYMEX sets challenging and attainable
performance goals.                         [ ]     [ ]     [ ]     [ ]     [ ]
                                         ======= ======= ======= ======= =======
NYMEX is receptive to new practices
and ways of doing business                 [ ]     [ ]     [ ]     [ ]     [ ]
                                         ======= ======= ======= ======= =======
NYMEX is an innovator among futures
exchanges                                  [ ]     [ ]     [ ]     [ ]     [ ]
                                         ======= ======= ======= ======= =======
NYMEX is effective at introducing
new products                               [ ]     [ ]     [ ]     [ ]     [ ]
                                         ======= ======= ======= ======= =======
I am worried that NYMEX will lose market
share to CME when the Non-Compete
agreement expires in June.                 [ ]     [ ]     [ ]     [ ]     [ ]
                                         ======= ======= ======= ======= =======


11. Given what you know as a NYMEX member, please rank the following in order of preference,1-4, where 1 is most preferable and 4 is least preferable:


                                         =======================================
                                            Most                      Least
                                          Preferable                Preferable
                                         ======= ======= ======= ======= =======
                                            1       2       3       4       5
                                         ======= ======= ======= ======= =======
I prefer to move forward and approve
the GA deal                                [ ]     [ ]     [ ]     [ ]     [ ]
                                         ======= ======= ======= ======= =======
I prefer to vote against the GA deal
to pursue a 10% sale to CME                [ ]     [ ]     [ ]     [ ]     [ ]
                                         ======= ======= ======= ======= =======
I prefer to vote against the GA dea
and for NYMEX to pursue its own IPO        [ ]     [ ]     [ ]     [ ]     [ ]
                                         ======= ======= ======= ======= =======
I prefer to vote against the GA deal
to allow other companies to bid for
10% of NYMEX                               [ ]     [ ]     [ ]     [ ]     [ ]
                                         ======= ======= ======= ======= =======

12.  Please include any additional comments:

     _____________________________________________________________________

     _____________________________________________________________________


13. If you would like to be included in any follow-up activities, include your contact information (optional):

     Name:
     Phone:
     Email:

Thank you for your effort to complete this survey in a conscientious and thorough way.

Please Click "Submit Survey" One Time Only









SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND/OR CONSENT SOLICITATION STATEMENT RELATING TO THE SOLICITATION OF PROXIES OR WRITTEN CONSENTS BY 816 PARTNERS LLC AND CERTAIN OF ITS AFFILIATES FROM THE STOCKHOLDERS OF NYMEX HOLDINGS, INC. FOR USE IN CONNECTION WITH A SPECIAL MEETING OF STOCKHOLDERS OR ACTION BY WRITTEN CONSENT OF STOCKHOLDERS IN LIEU OF A MEETING WHEN AND IF SUCH SOLICITATION MATERIALS BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN ANY SUCH SOLICITATION. WHEN AND IF COMPLETED, A DEFINITIVE PROXY OR CONSENT SOLICITATION STATEMENT AND A FORM OF PROXY OR WRITTEN CONSENT WILL BE MAILED TO STOCKHOLDERS OF NYMEX HOLDINGS, INC. AND WILL BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT HTTP://WWW.SEC.GOV. INFORMATION RELATING TO THE POTENTIAL PARTICIPANTS IN A POTENTIAL PROXY OR CONSENT SOLICITATION IS CONTAINED IN EXHIBIT 1 TO THE
SCHEDULE 14A FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BY 816 PARTNERS LLC ON DECEMBER 30, 2005.




                                                                       EXHIBIT 1


POTENTIAL PARTICIPANTS

The potential participants in the potential solicitation of proxies or consents (the "Participants") may include the following: 816 Partners LLC ("816 Partners"), Mr. Michel D. Marks, Mr. Ted Andreasian, Ms. Donna Calcaterra, Dr. John H. Davis, Mr. Donovan J. Forbes, Ms. Jill Ecklund, Mr. Jan Marks and Ms. Sherry Zabel. In addition, certain other individuals may in the future be employed or otherwise retained by 816 Partners to assist with a potential solicitation of proxies or consents.

816 Partners is a Delaware limited liability company engaged in the business of making financial investments. Mr. Michel D. Marks is the founder of 816 Partners and is currently its sole member. Mr. Forbes, Dr. Davis and Ms. Ecklund and Ms. Zabel are consultants to, or have otherwise been retained by, 816 Partners, do not own beneficially any interest in securities of NYMEX, and will not receive any special compensation in connection with any potential solicitation.

Michel D. Marks was elected Chairman of the NYMEX in 1978 at the age of 28 and served in that position until 1987. Mr. Marks founded and developed the NYMEX energy futures complex, which included the listing of heating oil, gasoline, and crude oil futures and options contracts. Mr. Marks' energy initiative transformed the NYMEX from the smallest US exchange into the third largest in the world. The initiative also broke OPEC's stronghold and established NYMEX as the new global center for oil pricing. Mr. Marks graduated from Princeton University in 1972 with a bachelor's degree in Economics. Mr. Marks began his career in 1973 as a phone clerk for E.F. Hutton and soon after became a floor trader on the NYMEX and founded his own commodities firm. Mr. Marks also served as a NYMEX director from 2001 through June of 2005.

Mr. Andreasian purchased his seat and began trading in 1985. After leaving the NYMEX trading floor in 1988, Mr. Andreasian enrolled at Columbia University where he received his B.A. in Economics, Magna Cum Laude, and Master in International Affairs. He remains a NYMEX shareholder.

Ms. Calcaterra has been involved in commodity futures at the NYMEX since 1976. She was a partner in Sal Calcaterra and Company, a floor brokerage firm on the exchange and President of Mara Futures, Ltd. Ms. Calcaterra is currently an equity member of the NYMEX and COMEX. Ms. Calcaterra has a BFA from Hunter and an MFA from Lehman College.

Dr. Davis is a Principal of the Technology Advisors Group, LLC. He spent 35 years in Bell Labs and AT&T, culminating his AT&T career as Chief Technology Officer of AT&T Communications Services. Since leaving AT&T in 1997 he has served on a number of boards and as an advisor to investors and senior managers in the high tech sector. He received his Bachelor's, Master's and Doctorate degrees from Georgia Tech, MIT and the University of Pennsylvania, all in the field of electrical engineering.

Ms. Ecklund is a financial consultant who provides clients with financial and accounting expertise. She has been in the commodity futures business since 1976 when she joined RB&H Financial Services, L.P., a clearing member of the CME, where she served as Vice-President and CFO. She also was a member of the CME Clearing House Committee. Ms. Ecklund holds an M.B.A. in Finance from the University of Chicago and a B.S. in Accountancy from Northern Illinois University. Ms. Ecklund has also passed the Uniform Certified Public Accountant's Exam.

Mr. Forbes has been in the Futures Industry since 1982 serving in various capacities for several major firms and exchanges. His experience in client relations, operations and marketing has solidified his reputation in the industry.

Mr. Jan Marks has been involved in commodity futures for 30 years. He is CFO of Paris Securities Corporation, a broker-dealer, NYSE member and owner and lessor of commodity and security exchange seats. He has been a gold and silver options trader since 1983. A Governor of COMEX, he serves as a member of their Business Conduct and Floor Committees.

Ms. Zabel is a former member of the NYMEX and was the first female broker to trade on the floor from 1977 through 1988.

Mr. Michel D. Marks is the direct beneficial owner of two shares of common stock ("Common Stock") of NYMEX, which represent approximately 0.25% of outstanding shares of Common Stock as of the date hereof. Mr. Andreasian is the direct beneficial owner of one share of Common Stock, which represents approximately 0.12% of the outstanding shares of Common Stock as of the date hereof. Ms. Calcaterra is the direct beneficial owner of three shares of Common Stock, which represent approximately 0.37% of outstanding shares of Common Stock as of the date hereof. In addition, Mr. Michel D. Marks and Mr. Jan Marks collectively have indirect partial beneficial ownership of nine shares of Common Stock, which represent approximately 1.10% of outstanding shares of Common Stock as of the date hereof.

Mr. Michel D. Marks, Mr. Andreasian, Ms. Calcaterra and Mr. Jan Marks may be deemed to be members of a "group" (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934), with respect to the Common Stock they collectively own, as described above. However, neither the fact of this filing nor anything contained herein shall be deemed to be an admission by any of such parties that he or she is the beneficial owner of any shares of Common Stock beneficially owned by any of the other parties, except as otherwise disclosed herein.